EXHIBIT 32.1

FIRST HARTFORD CORPORATION

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Hartford Corporation (the “Company”) on Form 10-Q for the quarter ended July 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I Neil H. Ellis, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.         The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.         The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

              /s/ Neil H. Ellis

Neil H. Ellis

President and Chief Executive Officer

Date: September 28, 2007